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                                                                    EXHIBIT 99.1

             LITIGATION CURRENTLY PENDING AGAINST ORTHALLIANCE, INC.

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                                                DATE ACTION
NAMES OF AFFILIATED PRACTITIONER PARTIES      ORIGINALLY FILED                COURT IN WHICH PENDING
----------------------------------------      ----------------                ----------------------

-  Dr. Paul L. Ouellette                       March 24, 2000      Brevard County, Florida state Circuit Court

-  Dr. Ronald O. Parsons                     September 25, 2000    Originally filed in Gwinnett County, Georgia
                                                                   state Superior Court; removed to U.S. District
                                                                   Court for the Northern District of Georgia

-  Ronald C. Barnett, Dr. Robert P. Buck,      August 1, 2001      Originally filed in Travis County, Texas state
   Dr. Monte Collins, Dr. Michael L.                               District Court; removed to U.S. District Court
   Johnson, Dr. Michael Habern, Dr.                                for the Western District of Texas
   Lester H. Kuperman, Dr. Joe M.
   Richards, Dr. Claude R. Stephens, Jr.
   and Dr. Hal C. Stevenson

-  Dr. Kenneth Brehnan                        October 30, 2001     Marin, County, California state Superior Court

-  Dr. A. Paul Serrano                          May 9, 2001        Maricopa County, Arizona state Superior Court

-  Dr. Benjamin M. Pridemore, Jr.               May 11, 2001       U.S. District Court for the Northern District
                                                                   of Georgia

-  Dr. T. Barry Clower                          May 22, 2001       Originally filed in Fulton County, Georgia
                                                                   state Superior Court; removed to U.S. District
                                                                   Court for the Northern District of Georgia

-  Dr. Julie Anfinson, Dr. Richard Chaet        May 25, 2001       Maricopa County, Arizona state Superior Court
   and Dr. Bruce Goldstein

-  Dr. Gregg G. Hipple                         June 22, 2001       U.S. District Court for the District of
                                                                   Minnesota

-  Dr. Michael J. DeVito                       July 17, 2001       Pinellas County, Florida state Circuit Court

-  Dr. Robert C. Penny, Dr. Keith Stewart      July 30, 2001       Originally filed in Johnson County, Texas
   and Dr. William M. Reeves                                       state District Court; removed to U.S. District
                                                                   Court for the Northern District of Texas

-  Dr. Mark Yaffey, Dr. David Tod Garner,     August 10, 2001      Originally filed in Dade County, Florida state
   Dr. Suellen Rodeffer and Dr. Gregory                            Judicial Circuit Court; removed to U.S.
   P. Scott                                                        District Court for the Southern District of
                                                                   Florida

-  Dr. Robert L. McClurg, Dr. Joseph W.       August 13, 2001      Sacramento County, California state Superior
   Gray, Dr. Terry C. Loeffler, Dr.                                Court
   Lesley O. Starnes and Dr. Brian
   Nettleman

-  Dr. Ronald A. Cohen                        August 17, 2001      Originally filed in Allen County, Indiana
                                                                   state Superior Court; removed to U.S. District
                                                                   Court for the Northern District of Indiana

-  Dr. Thomas W. Surber and Dr. Randall       August 21, 2001      Originally filed in Lake County, Indiana state
   A. Schmidt                                                      Superior Court; removed to U.S. District Court
                                                                   for the Northern District of Indiana
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
                                                DATE ACTION
NAMES OF AFFILIATED PRACTITIONER PARTIES      ORIGINALLY FILED                COURT IN WHICH PENDING
----------------------------------------      ----------------                ----------------------
-  Dr. E. David Engst, Dr. David L.           August 28, 2001      Originally filed in King County, Washington
   Crouch and Dr. Donald L. Grim                                   state Superior Court; removed to U.S. District
                                                                   Court for the Western District of Washington

-  Dr. Don. E. Lahrman, Dr. Ben B. Pence      August 29, 2001      Originally filed in Bartholomew County,
   and Dr. Charles M. Simons                                       Indiana state Circuit Court; removed to U.S.
                                                                   District Court for the Southern District of
                                                                   Indiana

-  Dr. Douglas E. Smith, Dr. Wayne           September 10, 2001    Originally filed in Fulton County, Georgia
   Hester, Dr. Dana F. Fender, Dr. Sammy                           state Superior Court; removed to U.S. District
   A. Caves and Dr. George Mitchell                                Court for the Northern District of Georgia

-  Dr. John D. Meschke                       September 21, 2001    Originally filed in Reno County, Kansas state
                                                                   District Court; removed to U.S. District Court
                                                                   for the District of Kansas

-  Dr. Gilbert J. Snow, Dr. William B.
   Brady, Dr. Victor S. Sands, Dr. John       October 29, 2001     Los Angeles County, California state Superior
   W. Bryant, Dr. Rudolf E. Mayer and                              Court
   Dr. Ronald C. Maddox

-  Dr. Anthony R. Togrye                      November 7, 2001     Originally filed in Rutherford County,
                                                                   Tennessee state Circuit Court; removed to U.S.
                                                                   District Court for the Middle District of
                                                                   Tennessee

-  Dr. Kirk J. Nielson and Dr. S. Kent       February 25, 2002     Originally filed in Denver, Colorado state
   Lauson                                                          District Court; removed to U.S. District Court
                                                                   for the District of Colorado
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